                                                                    Exhibit 4.10

                                  AMENDMENT TO
                   RECEIVABLES CONTRIBUTION AND SALE AGREEMENT

      This AMENDMENT is made and entered into as of December 31, 2002 ("Amendment") by and between GE Commercial Distribution Finance Corporation, a Nevada corporation (formerly known as Deutsche Financial Services Corporation), as Seller ("CDF") and Deutsche Floorplan Receivables, L.P., a Delaware limited partnership, as Buyer ("Limited Partnership").

                                   BACKGROUND

      WHEREAS, CDF and Limited Partnership are parties to the Receivables Contribution and Sale Agreement, dated as of December 1, 1993, amended and restated as of March 1, 1994, amended as of January 24, 1996 and amended and restated as of October 1, 1996 (as so amended, the "Sale Agreement"); and

      WHEREAS, Deutsche Business Services Corporation ("DBSC") is no longer a going concern and therefore is no longer a seller under the Sale Agreement;

      WHEREAS, the parties to the Sale Agreement desire to amend the Sale Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

      SECTION 1. Defined Terms. Capitalized terms defined in the Sale Agreement and used in this Amendment but not otherwise defined herein shall have the meanings assigned to them in the Sale Agreement.

      SECTION 2. Recitals. The third and fourth recitals to the Sale Agreement are hereby deleted and replaced with the following:

      "WHEREAS, the Buyer desires to sell or contribute such payment obligations to CDF Financing, L.L.C. ("LLC"), pursuant to a Receivables Contribution and Sale Agreement dated as of December 31, 2002 (as the same may from time to time be amended, supplemented or otherwise modified, the "LP/LLC Sale Agreement");

      WHEREAS, the LLC is becoming a party to (and the Buyer is ceasing to be a party to) the Amended and Restated Pooling and Servicing Agreement dated as of April 1, 2000 (as the same may from time to time be amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), among the LLC, CDF, as Servicer, and Wilmington Trust Company, as successor to The Chase Manhattan Bank, as Trustee (the "Trustee")."

      SECTION 3. Deutsche Business Services Corporation Amendments.

            (a) Generally. All references to "Deutsche Business Services Corporation" in the Sale Agreement are hereby deleted.

                                                       Amendment to Contribution
                                                              and Sale Agreement

            (b) Sellers. All references to "either Seller" , "each Seller" , "such Seller" or "the applicable Seller" are hereby replaced with "the Seller" and all references to "Sellers" are hereby replaced with "Seller".

            (c)   Section 5.1 of the Sale Agreement. The first sentence of
      Section 5.1 of the Sale Agreement is hereby amended by deleting the language "Neither Seller shall consolidate" and replacing it with "The Seller shall not consolidate".

            (d) Section 7.1(f) of the Sale Agreement. Section 7.1(f) of the Sale Agreement is hereby deleted in its entirety.

            (e) Section 7.6 of the Sale Agreement. Section 7.6 is hereby amended by deleting the language "or, in the case of notices to Deutsche BSC, to the following address: 655 Maryville Centre Drive, St. Louis, Missouri 63141, Attention: Secretary" and by replacing it with the language "or, in the case of notices to Limited Partnership, to the following address: 655 Maryville Centre Drive, St. Louis, Missouri 63141,
      Attention: Finance Manager".

      SECTION 4. Uniform Commercial Code References.

            (a)   Section 2.1 of the Sale Agreement. The first paragraph of
      Section 2.1 of the Sale Agreement is hereby amended by deleting the phrase "(including "proceeds" as defined in Section 9-306 of the UCC as in effect in the State of Missouri and the State of Georgia, as applicable, and Recoveries)" and replacing it with "(including "proceeds" as defined in the UCC, and Recoveries)". The fifth paragraph of Section 2.1 is hereby amended by deleting the phrase "(as defined in Section 9-105 of the UCC as in effect in any state where such Seller's or the Servicer's chief executive offices or books and records relating to the Receivables are located)" and replacing it with "(as defined in the UCC)".

            (b) Section 2.2(j) of the Sale Agreement. Section 2.2(j) is hereby amended by deleting the language "Missouri and the County Recorder of St. Louis County in the State of Missouri with respect to DFS and the County Recorder of Cobb County in the State of Georgia, in the case of Deutsche BSC" and replace it with "Nevada".

            (c) Section 7.2(b) of the Sale Agreement. Section 7.2 is hereby amended by deleting the language "Section 9-402(7) of the UCC as in effect in the State of Missouri or the State of Georgia, as applicable, or such other applicable jurisdiction," and replacing it with "the UCC as in effect in the applicable jurisdiction,".

      SECTION 5. Additional Amendments to Sale Agreement.

            (a) The last sentence of the last paragraph of Section 2.2 is hereby amended by inserting the phrase ", the Collateral Security and Floorplan Rights" after the words "The obligation of the Seller to purchase the Receivables".

            (b) Section 2.3(a)(iii) is hereby amended in its entirety to read as follows: "(iv) On the Cut-Off Date, each Initial Account is an Eligible Account, and, in the case of

                                                       Amendment to Contribution
                                       2                      and Sale Agreement

      Additional Accounts, on the Additional Cut-Off Date, each such Additional Account is an Eligible Account."

            (c) Section 2.4(b)(v)(C) is hereby amended by changing the word "servicer" to "Servicer".

            (d) Section 2.4(b)(x) is hereby amended by deleting the language "no less frequently" and replacing it with "no more frequently".

            (e) Section 7.1(b) is hereby amended by deleting the word "action" in the second to last sentence of the paragraph and replacing it with "amendment".

            (f)   Section 7.5 is hereby amended and restated to read as follows:

      "Section 7.5. GOVERNING LAW. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING
      SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS OF THE STATE OF NEW YORK)."

      SECTION 6. Representations and Warranties. In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 6:

            (a) Due Authorization, Non-Contravention, etc. The execution, delivery and performance by such party of this Amendment are within its powers, have been duly authorized by all necessary action, and do not: (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

            (b) Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general equitable principles.

      SECTION 7. Binding Effect; Ratification. (a) This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

            (b) Any reference to the Sale Agreement from and after the date hereof shall be deemed to refer to the Sale Agreement as amended hereby, unless otherwise expressly stated.

                                                       Amendment to Contribution
                                       3                      and Sale Agreement

            (c) Except as expressly amended hereby, the Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

      SECTION 8. Miscellaneous. (a) THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF).

            (b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

            (c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (d) Executed counterparts of this Amendment may be delivered electronically.

                               [SIGNATURES FOLLOW]

                                                       Amendment to Contribution
                                       4                      and Sale Agreement

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective representatives thereunto duly authorized as of the day and year first above written.

                                              GE COMMERCIAL DISTRIBUTION FINANCE
                                              CORPORATION

                                              By: /s/ Joseph B. Thomas
                                                  Name: Joseph B. Thomas
                                                  Title: Finance Manager

                                      S-1              Amendment to Contribution
                                                              and Sale Agreement

                                       DEUTSCHE FLOORPLAN RECEIVABLES, L.P.

                                       By: Deutsche Floorplan Receivables, Inc.,
                                            its General Partner

                                       By: /s/ Joseph B. Thomas
                                           Name: Joseph B. Thomas
                                           Title: Treasurer

                                      S-2              Amendment to Contribution
                                                              and Sale Agreement